Schedule 14A Information

                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

Filed by the Registrant                     [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                          Vista Exploration Corporation
                          -----------------------------
                (Name of Registrant as Specified in Its Charter)

                                       N/A
                                       ---
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (check the appropriate box):
[X]  No fee required. (Rule 14a-6(i)(2))
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     1)   Title of each class of securities to which transaction applies:
     2)   Aggregate number of securities to which transaction applies:
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
     4)   Proposed maximum aggregate value of transaction:
     5)   Total fee paid:
[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1)   Amount Previously Paid:
     2)   Form, Schedule or Registration Statement No.:
     3)   Filing Party:
     4)   Date Filed:

                          Vista Exploration Corporation
                                  11952 Farley
                          Shawnee Mission, Kansas 66213

July 16, 2002

Dear Vista Exploration Corporation shareholder:

     I am pleased to invite you to Vista Exploration Corporation's 2002 annual meeting of shareholders. The meeting will be at 10:00 a.m. on Friday, August 16, 2002, at 11952 Farley, Shawnee Mission, Kansas.

     At the meeting, you and the other shareholders will vote on (i) an amendment to the articles of incorporation to increase the number of authorized shares, (ii) a resolution authorizing the board of directors to issue up to 3,000,000 shares of stock to raise capital in private placements or to acquire assets, at prices and in block sizes to be determined by the board of directors in its discretion, and (iii) any other business that properly comes before the meeting. Although it is common at an annual meeting to elect directors, there are no director elections this year because Mr. Charles Ross, our Class A director, has 2 years remaining on his term and the Class B and Class C director positions remain vacant. Until the company improves its financial position, it will continue to be difficult to find quality candidates willing to assume the responsibilities of serving as a director of the company.

     We hope you can join us on Friday, August 16, 2002. Your vote on these matters is important. To vote at the meeting please either attend the meeting or complete, sign and date the enclosed proxy card and return it in the accompanying postage-paid envelope. If you intend to attend the meeting in person, please call 913-814-8313 to RSVP and get directions.

     Thank you for your continued support.

                                        Very truly yours,


                                        ------------------------
                                        Charles A. Ross, Sr.
                                        Chairman of the Board and President

                          Vista Exploration Corporation
                    Notice of Annual Meeting of Shareholders

Date:     Friday, August 16, 2002

Time:     10:00 a.m.

Place:    11952 Farley
          Shawnee Mission, Kansas

Purpose:  To vote on the following matters:

          1. Adopt an amendment to the company's Articles of Incorporation, attached as Exhibit A, increasing the number of authorized shares of the company's common stock;

          2. Authorize the board of directors of the company to issue up to 3,000,000 shares of the company's stock to raise capital in private placements or to acquire assets, at prices and in block sizes to be determined by the board of directors in its discretion, in anticipation of listing requirements; and

          3. Transact such other business as may properly come before the meeting.

     Further information about the meeting is contained in the accompanying proxy statement. All shareholders of record on July 9, 2002 may vote at this meeting.

     Your vote is important. If you do not plan to attend the meeting, please sign, date and promptly return the enclosed proxy. A postage-paid reply envelope is enclosed for your convenience. A shareholder who submits a proxy may revoke it at any time before the vote is taken at the meeting.

                                  By Order of the Board of Directors


                                       ------------------------
                                       Charles A. Ross, Sr.
                                       Chairman of the Board and President

July 16, 2002

                          Vista Exploration Corporation
                                  11952 Farley
                          Shawnee Mission, Kansas 66213
                                 (913) 814-8313

                                 PROXY STATEMENT

                         Annual Meeting of Shareholders
                           To Be Held August 16, 2002

General

     This proxy statement contains information about the 2002 annual meeting of stockholders of Vista Exploration Corporation to be held at 11952 Farley, Shawnee Mission, Kansas, on Friday, August 16, 2002, at 10:00 a.m. local time. The Company's Board of Directors is using this proxy statement to solicit proxies for use at the annual meeting. In this proxy statement "Vista" and "the Company" both refer to Vista Exploration Corporation. This proxy statement and the enclosed proxy card are being mailed to you on or about July 16, 2002.

Purpose of the Annual Meeting

     At the Company's annual meeting, stockholders will vote to approve an amendment to the articles of incorporation to increase the number of authorized shares of common stock, to authorize the Company's board of directors to issue shares of the Company's stock to raise capital in private placements or to acquire assets, at prices and in block sizes to be determined by the board of directors in its discretion, in anticipation of listing requirements, and on any other business that properly comes before the meeting. As of the date of this proxy statement, the Company is not aware of any business to come before the meeting other than the items noted above.

     Although it is common at an annual meeting to elect directors, there are no director elections this year because Mr. Charles Ross, our Class A director, has 2 years remaining on his term and the Class B and Class C director positions remain vacant. Until the company improves its financial position, it will continue to be difficult to find quality candidates willing to assume the responsibilities of serving as a director of the company.

Who Can Vote

     Only stockholders of record at the close of business on the record date of July 9, 2002, are entitled to receive notice of the annual meeting and to vote the shares of Vista common stock they held on that date. As of July 9, 2002, there were 6,090,000 shares of Vista common stock issued and outstanding. Holders of Vista common stock are entitled to one vote per share and are not allowed to cumulate votes. The enclosed proxy card shows the number of shares that you are entitled to vote.

How to Vote

     All Vista stockholders currently hold their shares in their own name (as a "stockholder of record"). You may give instructions on how your shares are to be voted by marking, signing, dating and returning the enclosed proxy card in the accompanying postage-paid envelope.

     A proxy, when executed and not revoked, will be voted in accordance with its instructions. If no instructions are given, proxies will be voted FOR the amendment to the articles of incorporation to increase the authorized shares of common stock, and the grant of authority to the Company's board of directors to issue up to 3,000,000 shares to raise capital in private placements or to acquire assets, at prices and in block sizes to be determined by the board of directors in its discretion, in anticipation of listing requirements.

Revoking a Proxy

     You may revoke a proxy before the vote is taken at the meeting by:

     o    submitting a new proxy with a later date,

     o    by voting at the meeting, or

     o    by filing a written revocation with Vista's president.

Your attendance at the annual meeting will not automatically revoke your proxy.

Quorum and Voting Requirements

     A quorum of stockholders is necessary to hold a valid meeting. A quorum will exist if stockholders of a majority of the outstanding shares of common stock are present at the meeting in person or by proxy. Abstentions count as present for establishing a quorum. Shares held by Vista in its treasury are not entitled to vote and do not count toward a quorum. If a quorum is not present, the meeting may be adjourned until a quorum is obtained.

     If a quorum is present, the affirmative vote of a majority of shares represented in person or by proxy will be required to (i) amend the articles of incorporation, (ii) authorize the board to issue up to 3,000,000 shares to raise capital in private placements or to acquire assets, at prices and in block sizes to be determined by the board of directors in its discretion, and (iii) decide any other matter which may properly be submitted to a vote at the meeting. Any shares present but not voted, including abstentions, will not be considered when counting votes cast for or against a proposal.

Payment of Proxy Solicitation Costs

     The Company will pay all costs of soliciting proxies. The solicitation will be made by mail. In addition to mailing proxy solicitation material, Vista's management also may solicit proxies in person, by telephone, or by other electronic means of communication.

The Company's Annual Report

     A copy of Vista's Annual Report on Form 10-KSB for the year ended March 31, 2002 is enclosed with this proxy statement. Upon written request, the Company will provide copies of the exhibits to this report for a charge limited to its reasonable expenses in furnishing the exhibits. Requests for exhibits should be directed to Vista Exploration Corporation, 11952 Farley, Shawnee Mission, Kansas 66213, Attention: Charles A. Ross, Sr. Part III of the Annual Report contains the information regarding management normally found in a proxy statement when there is an election of directors.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of July 9, 2002, the common stock ownership of each person known by Vista to be the beneficial owner of 5% or more of Vista's common stock, all directors, persons nominated to be directors, and officers individually and all directors and officers of Vista as a group. Except as noted, each person has sole voting and investment power with respect to the shares shown. There are no contractual arrangements or pledges of Vista's securities, known to Vista, which may at a subsequent date result in a change of control of the Company. As of July 9, 2002 there were 6,090,000 shares of Vista common stock issued and outstanding.

        Name and Address of               Common Stock         Percent of Class
         Beneficial Owner             Beneficially Owned (1)  Beneficially Owned
         ----------------             ----------------------  ------------------

Charles A. Ross, Sr.,                      1,400,000 (2)            21.24%
Director and President
11952 Farley
Shawnee Mission, KS 66213

     All directors and executive           1,400,000 (2)            21.24%
     officers as a group (1 person):

Jeffrey P. Frazier                         1,000,000                16.42%
2956 Nova Road
Pine, CO 80470

Gary J. Grieco                             1,250,000                20.53%
2856 La Casita Avenue
Las Vegas, NV 89120

Terrie L. Pham                             1,000,000                16.42%
16511 E. 27 Terrace
Independence, MO 64055

The Hedge Fund, LLC                          360,000                 5.91%
Brad Berveri, Managing Member
15139 W. 119th
Overland Park, KS 66062

-------------------

(1) According to Rule 13d-3 under the Securities Exchange Act of 1934, a beneficial owner of securities includes any person who directly or indirectly has, or shares, voting power and/or investment power with respect to such securities. Rule 13d-3 also includes as a beneficial owner of a security any person who has the right to acquire beneficial ownership of such security within 60 days through any means, including the exercise of any option, warrant or conversion of a security. Any securities not outstanding which are subject to such options, warrants or conversion privileges are deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class owned by such person. Those securities are not deemed to be outstanding for the purpose of computing the percentage of the class owned by any other person.

(2) Includes 500,000 shares of common stock issuable upon the exercise of outstanding options.


             PROPOSAL ONE: AMENDMENT TO ARTICLES OF INCORPORATION TO
            INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

     The Company began formulating its new plan of operation in March 2001. Phase one, was has been completed, consisted of identifying the most promising areas to drill for coalbed methane gas and acquiring mineral rights for as many properties within the identified area as practicable. The Company acquired 115 separate leases covering approximately 15,388 acres. During the fiscal year ended March 31, 2002, the Company spent approximately $203,839 implementing phase one of the plan of operation, negotiating potential acquisitions, preparing investment documents in connection with the Company's capital raising efforts, and preparing and filing the registration statement that was declared effective on April 23, 2002. These expenses were substantially funded by sales of 4,860,000 shares of the Company's common stock for total proceeds of $253,000. At March 31, 2002, the Company had cash of $5,012 and current liabilities of $83,183.

     From August 2002 to October 2002, the Company will need approximately $154,000 to make one-year anniversary payments and retain its leases. The Company also will need a minimum of $200,000 to begin drilling operations ($50,000 for drilling expenses and $150,000 for operating expenses and outstanding accounts payable).

     To meet these expenses, the Company could raise funds through one or more equity or debt offerings, either private or public. Alternately, the Company could acquire producing properties, which would allow it to generate revenues. Because it is unlikely that the Company will have sufficient cash to acquiring producing properties, it probably will need to pay for such properties by issuing stock or debt to the property owners.

     The Company's articles of incorporation currently authorize the Company to issue up to 20,000,000 shares of common stock. There were 6,090,000 shares outstanding as of July 9, 2002. In addition, the Company has reserved out of its authorized but unissued shares 500,000 shares of common stock for possible future issuances under outstanding options.

     The Board of Directors has determined that it is in the best interest of the Company to have flexibility to issue shares of common stock to raise cash when other financing is not available or as economically attractive, or to acquire oil and gas properties. Thus, on June 27, 2002, the Board of Directors approved an amendment to the Company's articles of incorporation to increase the number of authorized shares of common stock to 50,000,000 shares, subject to approval by the stockholders. The full text of this proposal is set forth in Exhibit A attached to this proxy statement.

     While the Company has no present intention of issuing shares of common stock (except pursuant to the exercise of any outstanding options), the Board of Directors believes that having additional shares authorized for issuance under the articles of incorporation will provide additional financial flexibility. Any future issuances will remain subject to separate stockholder approval if required under Colorado corporate law and/or any applicable listing standards.

     Although future issuances of common stock will be dilutive to existing stockholders with respect to their proportionate ownership of Vista, the Company expects that any issuances for cash (subject to the terms of issuances made for cash under outstanding options) and any issuances for property acquisitions would be made under circumstances where the Company believes that it would be accretive to per share value. There are no preemptive rights associated with the authorized shares of common stock.

     The Board of Directors recommends that the stockholders vote "FOR" approval of the amendment to the articles of incorporation to increase the number of authorized shares of common stock.

        PROPOSAL TWO: AUTHORIZING THE BOARD OF DIRECTORS TO ISSUE UP TO 3,000,000 SHARES OF STOCK IN CERTAIN TRANSACTIONS AND AT CERTAIN PRICES

     As described above, the Company will need significant additional financing in the near future and the Board of Directors has determined that it is in the best interest of the Company to have flexibility to issue shares of common stock to raise cash when other financing is not available or as economically attractive, or to acquire oil and gas properties. Currently, the Company's common stock is not listed or quoted on any quotation medium and thus Vista is not subject to any listing requirements. However, to increase liquidity for the Company's stock, Vista has applied for a trading symbol and intends to apply for listing of the Company's common stock on the Nasdaq SmallCap Market once Vista meets all of the requirements for such listing. Alternatively, Vista may apply for listing of the Company's stock on the proposed BBX (the new over-the-counter bulletin board market) if it does not meet all of the requirements for listing on the Nasdaq SmallCap Market.

     Current Nasdaq rules (and the proposed BBX rules) require prior shareholder approval when an issuer (or an issuer together with its officers, directors or substantial shareholders) sells or issues shares of common stock (or securities convertible into common stock) in a private transaction, at a price less than the greater of book value or market value, in an amount equal to 20% or more of the issuer's common stock or 20% or more of the voting power outstanding before such sale or issuance. Current (and proposed) rules also require prior shareholder approval when an issuer, in connection with the acquisition of the stock or assets of another company, issues shares of its common stock (or securities convertible into or exercisable for common stock) in an amount equal to 20% or more of the issuer's outstanding common stock or 20% or more of the voting power outstanding before such issuance.

     The Board of Directors of the Company has determined that it is in the best interest of the Company to now seek authorization from the shareholders to issue up to 3,000,000 shares of common stock (or securities convertible into or exercisable for common stock) in transactions covered by these Nasdaq rules (and future BBX rules) so that the Company will not have to delay any potential sales or issuances (while seeking shareholder approval) should they arise during or after the Company's application for listing on Nasdaq or, alternatively, the BBX when it becomes available. However, until such time as the Company's common stock is listed on Nasdaq or another trading system, the Board of Directors may issue shares without complying with any listing requirements, including the Nasdaq rules with which the proposed authorization is intended to comply. If the proposed authorization is granted, issuances of stock will be presented for stockholder approval only if required under applicable law and/or any other applicable listing standards. If the proposed authorization is not granted, then if at the time that the Company meets all of the requirements for listing on Nasdaq the Board of Directors believes that seeking shareholder approval would unduly delay any financing or acquisition that the Company was then pursuing, the Board of Directors would defer filing any listing application.

     The Company's articles of incorporation authorize the Company to issue up to 5,000,000 shares of preferred stock. The proposed authorization will not permit the Board of Directors to increase the number of authorized shares of preferred stock without further shareholder approval. The proposed authorization will permit the Board of Directors to issue shares of preferred stock, under the terms of the Company's articles of incorporation, which may be convertible into shares of common stock representing 20% or more of the stock then outstanding.

     Although future issuances of significant amounts of common stock will be dilutive to existing stockholders with respect to their proportionate ownership of the Company, Vista expects that any issuances for cash or for property acquisitions would be made under circumstances where the Company believes that it would enhance per share value. The Company's management will use its best judgment to determine whether the shareholders would benefit more by the issuance of shares in a private or public offering for cash or whether exchanging the Company's shares for properties would be more expeditious and economical under the circumstances. The Board of Directors recommends that the stockholders vote "FOR" approval of this authorization.

                             INDEPENDENT ACCOUNTANTS

     The Board of Directors has selected Cordovano & Harvey, P.C. as the independent public accountants to audit the financial statements of Vista for its 2002-2003 fiscal year. Cordovano & Harvey, P.C. has served as Vista's independent accountants since 1998 and is familiar with its business and financial procedures. To the knowledge of management, neither Cordovano & Harvey, P.C. nor any of its members has any direct or material indirect financial interest in the Company nor any connection with the Company in any capacity other than as independent public accountants. A representative of Cordovano & Harvey, P.C. is not expected to be present at the annual meeting but will have an opportunity to make a statement if he desires to do so and to respond to appropriate questions.

Audit Fees

     Cordovano & Harvey, P.C. billed the Company an aggregate of $5,887 for professional services rendered in the audit of the Company's financial statements for its fiscal year ended March 31, 2002, and rendered in the review of the Company's financial statements for its three fiscal quarters ended June 30, 2001, September 30, 2001, and December 31, 2001.

Financial Information System Design and Implementation

     During the most recent completed fiscal year, Cordovano & Harvey, P.C. did not perform any financial information system design or implementation services for the Company.

All Other Fees

     During the most recent completed fiscal year, Cordovano & Harvey, P.C. did not perform any services for the Company other than the review and audit of the Company's financial statements.

                          FUTURE STOCKHOLDER PROPOSALS

     The Company's bylaws provide that the annual meeting of the Company's stockholders shall be held at 10:00 a.m. on the third Friday in the month of July in each year. Any Vista stockholder proposal for the annual meeting of stockholders in 2003 must be received by the Company before March 9, 2003, for the proposal to be included in the Vista proxy statement and form of proxy for that meeting. If notice of a proposal for which a stockholder will conduct his or her own proxy solicitation is not received by the Company by May 25, 2003, proxies solicited by the Board of Directors may use their discretionary voting authority when the matter is raised at the meeting, without including any discussion of the matter in the proxy statement.

                                  OTHER MATTERS

     Management does not know of any other matters to be brought before the annual meeting of stockholders. If any other matters not mentioned in this proxy statement are properly brought before the meeting, the individuals named in the enclosed proxy intend to use their discretionary voting authority under the proxy to vote the proxy in accordance with their best judgment on those matters.

                                         By Order of the Board of Directors


                                         /s/ Charles A. Ross, Sr.
                                         ------------------------
                                         Charles A. Ross, Sr.
                                         Chairman of the Board and President

July 9, 2002

                                                                       Exhibit A


                 Proposed Amendment to Articles of Incorporation
                                       to
                    Increase the Number of Authorized Shares

                          SECOND ARTICLES OF AMENDMENT

                                     TO THE

                            ARTICLES OF INCORPORATION

                                       OF

                          VISTA EXPLORATION CORPORATION


     Vista Exploration Corporation, a Colorado corporation (the "Corporation"), pursuant to the provisions of the Colorado Business Corporation Act, hereby amends its Articles of Incorporation, as filed with the Secretary of State on April 9, 1998, and amended on August 13, 2001 (the "Articles of Incorporation"). These Second Articles of Amendment were adopted by vote of the Corporation's Board of Directors on June 28, 2002, and by vote of the Corporation's shareholders on August __, 2002.

     The Articles of Incorporation are hereby amended by striking in its entirety Section (a) of Article FOURTH and by substituting in lieu thereof the following:

     "(a) The aggregate number of shares which the corporation shall have authority to issue is 50,000,000 shares of common stock having no par value per share. The shares of this class of common stock shall have unlimited voting rights and shall constitute the sole voting group of the corporation, except to the extent any additional voting group or groups may hereafter be established in accordance with the Colorado Business Corporation Act."

     IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to its Articles of Incorporation to be signed by its President this ___ day of August, 2002.

                                        VISTA EXPLORATION CORPORATION


                                        ---------------------------------
                                        Charles A. Ross, Sr.
                                        President

                                     [Front]

PROXY                     VISTA EXPLORATION CORPORATION                    PROXY
                                  11952 Farley
                          Shawnee Mission, Kansas 66213

           This Proxy is Solicited on Behalf of the Board of Directors

            For the Annual Meeting of Stockholders on August 16, 2002

     The undersigned hereby appoints Charles A. Ross, Sr., with the power to appoint his substitute, as proxy for the undersigned to vote all shares of Vista Exploration Corporation common stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on August 16, 2002, and at any reconvened meeting after any adjournment thereof, as directed on the matter referred to below and at their discretion on any other matters that may properly be presented at the meeting.

1.   Amendment of Articles of Incorporation to Increase Number of Authorized
     Shares:

     To approve an amendment to the Company's articles of incorporation to increase the number of authorized shares of common stock from 20,000,000 to 50,000,000:

[ ]    FOR               [ ]    AGAINST               [ ]    ABSTAIN


2. Authorize the Board of Directors to Issue Up to 3,000,000 Shares in Certain Transactions and at Certain Prices:

     To grant authority to the Company's Board of Directors to issue up to 3,000,000 shares of the Company's stock in certain offerings, including private placements and the issuance of stock in exchange for other assets, without further shareholder approval.

[ ]    FOR               [ ]    AGAINST               [ ]    ABSTAIN

                                     [Back]

     This proxy when properly executed will be voted in the manner directed by the undersigned stockholder.

     If this proxy is properly executed but no voting direction is given, this proxy will be voted "For" the amendment to the articles of incorporation to increase the number of authorize shares of common stock to 50,000,000 and to authorize the Board of Directors to issue up to 3,000,000 shares of stock to raise capital in private placements or to acquire assets, at prices and in block sizes to be determined by the board of directors in its discretion.

     This proxy also confers discretionary authority to the proxy to vote on any other matters that may properly be presented at the meeting. As of the date of the accompanying proxy statement, Vista Exploration Corporation management did not know of any other matters to be presented at the meeting. If any other matters are properly presented at the meeting, this proxy will be voted in accordance with the recommendations of Vista's management.

     When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership or limited liability company, please sign in such name by an authorized person.

Please complete, date and sign this proxy card and return it promptly in the accompanying envelope.

Shareholder Name & Address:

-------------------------------------

-------------------------------------

-------------------------------------

Shares Owned:
-------------------------------------


                                            Dated:
                                            ----------------------------------


                                            ----------------------------------
                                            Signature of Shareholder

                                            ----------------------------------
                                            Signature if held jointly